SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary proxy statement        [  ]  Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               FIRSTAR CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)   Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

        (2)   Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)   Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

        (5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                       INFORMATION CONCERNING PARTICIPANTS

            Firstar Corporation (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger transaction between the Company and U.S. Bancorp, a Delaware corporation. The participants in this solicitation may include the directors of the Company: Victoria Buyniski Gluckman, John C. Dannemiller, David B. Garvin, Jerry A. Grundhofer, J. P. Hayden, Jr., Joe F. Hladky, Roger L. Howe, Thomas H. Jacobsen, Sheldon B.
Lubar, Frank Lyon, Jr., Daniel F. McKeithan, Jr., David B. O'Maley, O'dell M. Owens, M.D., M.P.H., Thomas E. Petry, Craig D. Schnuck, John J. Stollenwerk, Patrick T. Stokes and William W. Wirtz. As of the date of this communication, Frank Lyon, Jr. owns approximately 1.45% of the Company's outstanding common stock, and none of the other foregoing participants individually beneficially owns in excess of 1% of the Company's outstanding common stock. Additional information about the directors of the Company is included in the Company's proxy statement for its 2000 Annual Meeting of Shareholders dated March 1, 2000. Information will also be included in a joint proxy statement/prospectus to be filed by the Company and U.S. Bancorp in connection with the proposed merger. Investors will be able to obtain these documents free of charge at the SEC's web site (www.sec.gov) or by contacting Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53502, Attention: Joseph D. Messinger, Senior Vice President, Investor Relations, telephone (414) 765-5235.

            INVESTORS SHOULD READ THE JOINT PROXY STATEMENT-PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

The following is a press release issued by the Company and U.S. Bancorp on October 4, 2000:

WEDNESDAY OCTOBER 4, 7:34 AM EASTERN TIME

PRESS RELEASE

SOURCE: FIRSTAR CORPORATION AND U.S. BANCORP

FIRSTAR CORPORATION AND U.S. BANCORP MERGE, CREATING $160 BILLION HIGH-GROWTH FINANCIAL SERVICES COMPANY

$21.2 BILLION SHARE EXCHANGE WILL PROVIDE IMMEDIATE EPS ACCRETION

MILWAUKEE and MINNEAPOLIS, Oct. 4 /PRNewswire/ -- Firstar Corporation (NYSE:
FSR - news) today announced that it has signed a definitive agreement to
---   ----
merge with U.S. Bancorp (NYSE: USB - news) through an exchange of shares
                               ---   ----
valued at approximately $21.2 billion.

The combined companies will have a powerful presence in consumer and corporate financial services, wealth management, capital markets and payment systems. The Firstar/U.S. Bancorp combination would become the 8th largest bank holding company in the United States, with assets of more than $160 billion, deposits of $107 billion, assets under management of $145 billion and a pro forma market capitalization of approximately $40 billion. The franchise will span 24 Midwestern and Western states with 2200 branches.

Firstar will exchange 1.265 shares of Firstar common stock for each share of U.S. Bancorp common stock in a tax-free exchange agreement. Based on Firstar's closing stock price of $22.38 on September 29, 2000, this represents a price of $28.30 for each U.S. Bancorp share, a premium of 24.4 percent over U.S. Bancorp's closing price that date, and a multiple of 11.7 times U.S. Bancorp's estimated 2001 earnings per share.

The transaction is expected to close in the first quarter of 2001. After the closing, the combined companies will operate under the U.S. Bancorp name, and locate their corporate headquarters in Minneapolis. After the closing, the board of directors of the combined companies will consider payment of dividends at an annual rate of 75 cents per common share, which would represent an increase of 11 percent over U.S. Bancorp's current dividend and an increase of 15 percent over Firstar's current dividend.

Jerry Grundhofer, president and chief executive officer of Firstar, will continue in those positions in the combined company. John "Jack"
Grundhofer, chairman, president and chief executive officer of U.S. Bancorp, will serve as chairman of the board until his planned retirement on December 31, 2002. The board of directors will be composed of 14 members from Firstar, and 11 members from U.S. Bancorp.

Jerry Grundhofer of Firstar, noted, "We are creating the industry leader in growth, performance and diversification. The combined companies will have a multitude of high growth, non-banking businesses as well as an enviable banking franchise in attractive growth markets. We're already two of the most efficient banking franchises in the country, so we can quickly devote our attention to enhancing our customer relationships, integrating our businesses, and remaining the low cost provider in our key business areas. The new U.S. Bancorp will be the leader in service quality and financial performance."

Jack Grundhofer of U.S. Bancorp remarked, ``Our geographies fit together, our business lines complement each other, we are both devoted to high standards of customer service, and we have a lot of other strengths to offer each other in areas ranging from sales culture to information technology. By any standard, we've built a tremendous institution at U.S. Bancorp. But as we considered how best to convert our potential into real value for our shareholders and our customers, it became clear that combining with Firstar was far and away the best course to follow." The transaction, which will be accounted for as a pooling of interests, is expected to be 3.7 percent accretive to Firstar earnings per share in 2001, and 3.9 percent accretive in 2002. These accretion numbers include anticipated expense reductions, but do not include increased earnings from revenue enhancements, or the reinvestment of excess capital. Firstar expects to incur pre-tax merger-related and restructuring charges of $800 million between the closing of the transaction and the end of 2002.

Firstar and U.S. Bancorp expect to reduce their combined expense levels by $266 million per year, pre-tax. This is equal to 8 percent of U.S. Bancorp's current expense base, or 5 percent of the combined companies' expense base. The companies anticipate phasing in 25 percent of these savings in 2001, 80 percent by the end of 2002, and 100 percent by the end of 2003. These cost savings primarily involve elimination of redundancies in administration and corporate support functions. Systems integration will begin immediately after closing and will conclude by year-end 2002.

"Our integration approach involves hands-on senior management involvement, intense emphasis on customer and employee retention, and constant tracking of performance. In each previous merger integration, we've achieved our operating goals on time and on budget. The Firstar/Mercantile integration was successfully concluded last month," said Firstar CEO Jerry Grundhofer.
"Both Firstar and U.S. Bancorp are already highly efficient and we will be able to increase our focus on the factors affecting revenue growth. Our customers and our employees continue to be our highest priorities."

In addition to its corporate headquarters in Minneapolis, the new U.S. Bancorp will have a significant presence in Arizona, Arkansas, California, Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky Minnesota, Missouri, Montana, Nebraska, Nevada, North Dakota, Ohio, Oregon, South Dakota, Tennessee, Utah, Washington, Wisconsin and Wyoming.

Community commitment will continue to be paramount for the combined company. Both Firstar and U.S. Bancorp have strong records of community investment and a proud history of giving back to the communities they serve. The new company will be equally committed to continuing these endeavors at current levels in the states it will serve.

The companies believe that their merger can significantly enhance their combined revenue growth potential, although revenue synergies have not been included in their earnings-per-share accretion estimates. The combined company will serve 10 million customers in a geographic territory that includes nine of the 15 fastest growing states in the country. In deposits, the company will rank first in the northwest and upper midwest, second in the lower midwest, and sixth in the far west.

The new U.S. Bancorp will have a broadly diversified revenue stream: consumer financial services will account for 38 percent, corporate financial services for 29 percent, wealth management and capital markets for 19 percent and payment systems for 14 percent. Its family of businesses will rank among the top five banks in branches, ATMs and home equity lending, and in the top ten in total consumer lending. It will be a leader in commercial real estate lending, leasing and small business lending. Its U.S. Bancorp Piper Jaffray unit is a major regional broker that is a national leader in initial public offerings. Its wealth management businesses will have $145 billion in assets under management and $50 billion in mutual fund assets. And its high-growth specialty businesses include major presence in merchant processing, purchasing cards, corporate cards, corporate trust, mutual fund processing and corporate and institutional trust.

In developing these businesses, the combined companies have invested over $1 billion during the last four years in technology, including product development, distribution and infrastructure. Firstar expects also to adapt its highly successful customer service programs to U.S. Bancorp's markets; these include guaranteed delivery on key service standards in each line of business, and recognition and incentive programs tied to sales and service levels.

The combined company will be one of the strongest financially performing banks in the United States. For the quarter ended June 30, 2000, its pro forma combined return on assets was 1.98 percent and its return on equity was
22.7 percent. Its net interest margin was 4.41 percent and its efficiency ratio was 43.2 percent.

In addition to Jerry Grundhofer and Jack Grundhofer, the senior management team of the new U.S. Bancorp will include: David Moffett, currently vice chairman of Firstar, as chief financial officer; Andrew Duff, currently vice chairman of U.S. Bank, as head of wealth management, trusts & investments and capital markets; Richard Davis, currently vice chairman of Firstar, as head of consumer banking; Daniel Frate, currently vice chairman of U.S. Bank, as head of payment systems; Joseph Hasten, currently vice chairman of Firstar, as head of large corporate banking; Daniel Quinn, currently vice chairman of U.S. Bank, as head of middle market corporate banking; William Chenevich, currently vice chairman of Firstar, as head of information technology and operations; Robert Hoffman, currently executive vice president of U.S. Bancorp, as chief credit officer; Steve Smith, currently executive vice president of Firstar, as head of human resources: and Lee Mitau, currently executive vice president of U.S. Bancorp, as general counsel.

The transaction, which was approved by the boards of directors of both companies, is subject to normal shareholder and regulatory approvals. Also today, Firstar announced that its board of directors has rescinded its prior authority, granted on April 11, 2000, to repurchase up to 100 million shares of its common stock. Both companies have completed due diligence. Firstar and U.S. Bancorp have granted each other cross-options to purchase common shares equal to 19.9 percent of the other company under certain circumstances. Firstar was advised in this transaction by the investment bank of Credit Suisse/First Boston and the law firm of Wachtell, Lipton, Rosen & Katz. U.S. Bancorp was advised by the investment bank of Goldman Sachs and the law firm of Sullivan & Cromwell.

Firstar Corporation is a financial holding company with approximately $74 billion in total assets. Firstar has nearly 1,200 full-service banking offices and more than 2,200 ATM locations in Ohio, Wisconsin, Missouri, Kentucky, Illinois, Indiana, Iowa, Minnesota, Tennessee, Arkansas, Kansas, Arizona and Florida. Firstar, founded in 1853, offers a comprehensive line of consumer and commercial banking products and services, personal and commercial trust, investment management, insurance, securities brokerage, mortgage, credit card, cash management, international banking and other financial services. Visit Firstar on the web at http://www.firstar.com.
                                                ----------------------

Minneapolis-based U.S. Bancorp, with $86 billion in assets, operates approximately 1,000 banking offices in the Midwest and West. The company provides comprehensive banking, trust, investment and payment systems products and services to consumers, businesses and institutions. It operates a network of 5,000 ATMs and provides 24-hour, seven-days-a-week telephone customer service. The company offers full-service brokerage services at approximately 100 offices through U.S. Bancorp Piper Jaffray. The company is the largest provider of Visa corporate and purchasing cards in the world, and is one of the largest providers of corporate trust services in the nation. Visit U.S. Bancorp on the web at http://www.usbank.com.
                                 ---------------------

Firstar and U.S. Bancorp will hold a conference call to discuss this transaction at 10 a.m. Eastern Daylight Time on Wednesday, October 4, 2000. Investors, analysts and other interested parties may dial into the conference call at 1-888-732-8927 for domestic access and 1-212-896-6093 for international access. During the call, the slide presentation will be available on the Firstar web site, at http://www.firstar.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements about the benefits of the merger between Firstar Corporation and U.S. Bancorp, including future financial and operating results, Firstar's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Firstar's and U.S. Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule: the failure of Firstar Corporation and U.S. Bancorp stockholders to approve the merger; the risk that businesses will not be integrated successfully; the risk that the revenue synergies and cost savings from the merge may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients; employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause Firstar Corporation's and U.S. Bancorp's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Forms 10-K of Firstar and U.S. Bancorp, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov).
                                                    ------------------

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Firstar Corporation and U.S. Bancorp, without charge at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statements/prospectuses can also be obtained, without charge, by directing a request to Firstar Corporation, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Joe Messinger or to U.S. Bancorp, Attention: Judy Murphy or John Danielson.

The following is a joint presentation given by officers of the Company and U.S. Bancorp to analysts and investors on October 4, 2000:

                                 [FIRSTAR LOGO]

                                   MERGER WITH

                               [US BANCORP LOGO]

                                OCTOBER 4, 2000

                        SETTING THE STANDARD FOR GROWTH,
                       PROFITABILITY AND DIVERSIFICATION

FORWARD LOOKING INFORMATION
--------------------------------------------------------------------------------

THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO STATEMENTS ABOUT THE BENEFITS OF THE MERGER BETWEEN FIRSTAR CORPORATION AND U.S. BANCORP, INCLUDING FUTURE FINANCIAL AND OPERATING RESULTS, FIRSTAR'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS AND OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF FIRSTAR'S AND U.S. BANCORP'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.

 THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: THE ABILITY TO OBTAIN GOVERNMENTAL APPROVALS OF THE MERGER ON THE PROPOSED TERMS AND SCHEDULE: THE FAILURE OF FIRSTAR CORPORATION AND U.S. BANCORP STOCKHOLDERS TO APPROVE THE MERGER; THE RISK THAT BUSINESSES WILL NOT BE INTEGRATED SUCCESSFULLY; THE RISK THAT THE REVENUE SYNERGIES AND COST SAVINGS FROM THE MERGE MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED; DISRUPTION FROM THE MERGER MAKING IT MORE DIFFICULT TO MAINTAIN RELATIONSHIPS WITH CLIENTS; EMPLOYEES OR SUPPLIERS; INCREASED COMPETITION AND ITS EFFECT ON PRICING, SPENDING, THIRD-PARTY RELATIONSHIPS AND REVENUES; THE RISK OF NEW AND CHANGING REGULATION IN THE U.S. AND INTERNATIONALLY. ADDITIONAL FACTORS THAT COULD CAUSE FIRSTAR CORPORATION'S AND U.S. BANCORP'S RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE 1999 ANNUAL REPORTS ON FORMS 10-K OF FIRSTAR AND U.S BANCORP, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE (HTTP://WWW.SEC.GOV).

STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT FIRSTAR CORPORATION AND U.S. BANCORP, WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE JOINT PROXY STATEMENTS/PROSPECTUSES CAN ALSO BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO FIRSTAR CORPORATION, 777 EAST WISCONSIN AVENUE, MILWAUKEE, WI 53202,
ATTENTION: JOE MESSINGER (414) 765-5235 OR TO U.S. BANCORP 601 SECOND AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55402-4302, ATTENTION JUDY MURPHY (612) 973-2429 OR JOHN DANIELSON (612) 973-2264.

--------------------------------------------------------------------------------
        1. Transaction Rationale

        2. The New U.S. Bancorp

        3. Emphasis on Execution

        4. Transaction Economics

        5. Summary

        Appendix

--------------------------------------------------------------------------------

                             TRANSACTION RATIONALE

--------------------------------------------------------------------------------

TRANSACTION RATIONALE
--------------------------------------------------------------------------------

STRATEGICALLY AND FINANCIALLY ATTRACTIVE

      - Maintains industry-leading earnings growth with benefits of geographic and business mix diversification

      - Combines high growth Western markets with stable Midwestern economies

      - Creates critical mass in core business lines while building substantial scale in higher growth specialty businesses

      -     Strong execution skills and platform across the new business mix

      -     Immediate accretion with conservative synergies

      - Enhances advantages from being a low cost provider of financial services

      -     Low risk execution which leverages proven merger integration skills

TRANSACTION RATIONALE
--------------------------------------------------------------------------------

REGIONAL SCALE, BALANCE AND DIVERSIFICATION THROUGHOUT FRANCHISE

-     Access to high growth West and Northwest economies


                                     [MAP]

NORTHWEST                       $18.9B
HH GROWTH                         7.2%
WEST                            $13.6B
HH GROWTH                         7.8%
UPPER MIDWEST                   $34.2B
HH GROWTH                         3.1%
LOWER MIDWEST                   $39.6B
HH GROWTH                         3.4%

                              [LOGO] PRO FORMA REGIONAL RANK BASED ON DEPOSITS

TRANSACTION RATIONALE
--------------------------------------------------------------------------------

COMPLEMENTARY AND DIVERSIFIED BUSINESSES PROVIDE THE PLATFORM TO LEVERAGE LONG TERM EARNINGS GROWTH

      - Overlaying Firstar's high growth consumer banking model onto U.S. Bancorp franchise

CONSUMER BANKING GROWTH RATES
Firstar                         21.2%
U.S. Bancorp                    6.1%

SUSTAINED LONG-TERM EARNINGS GROWTH



HIGH GROWTH BUSINESSES

        U.S. BANCORP
        ------------
   -  Payment Systems

   -  U.S. Bancorp Piper Jaffray

   -  Wealth Management

   -  Home Equity Lending

   -  SBA Lending


        FIRSTAR
        -------
   -  Consumer Finance

   -  Personal Transaction Accounts

   -  Mutual Fund Processing

   -  Custody

   -  Treasury Management

   -  Small Business Lending

                                                                              4
TRANSACTION RATIONALE
--------------------------------------------------------------------------------

LEVERAGING COMPLEMENTARY CORE COMPETENCIES

        FIRSTAR
        -------
   -  Emphasis on Execution

   -  Excellence in Traditional Banking Activities

   -  Disciplined Financial and Operational Management

   -  "Best in Class" Employee Base

        U.S. BANCORP
        ------------

   -  High P/E and Growth in Non-Bank Businesses

   -  High Growth Markets

   -  Strong Product Array

   -  "Best in Class" Employee Base

       SETTING THE STANDARD FOR GROWTH, PROFITABILITY AND DIVERSIFICATION

--------------------------------------------------------------------------------

                              THE NEW U.S. BANCORP

--------------------------------------------------------------------------------

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

        ENHANCED MANAGEMENT TEAM DEPTH
        ------------------------------
CHAIRMAN:                       JOHN F. GRUNDHOFER
PRESIDENT & CEO:                JERRY A. GRUNDHOFER
FINANCE:                        DAVID MOFFETT
WEALTH MANAGEMENT/
  TRUST & INVESTMENTS/
  CAPITAL MARKETS:              ANDREW DUFF
CONSUMER:                       RICHARD DAVIS
PAYMENT SYSTEMS:                DANIEL FRATE
LARGE CORPORATE:                JOSEPH HASTEN
MIDDLE MARKET:                  DANIEL QUINN
IT/OPERATIONS:                  WILLIAM CHENEVICH
CREDIT:                         ROBERT HOFFMANN
HUMAN RESOURCES:                STEVE SMITH
LEGAL:                          LEE MITAU

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

A PREMIER FINANCIAL SERVICES FIRM WITH A DIVERSIFIED, HIGHER-GROWTH BUSINESS MIX

                                    [CHART]

                           WEALTH
                        MANAGEMENT &
                        CAPITAL MARKETS(1)
                                19%                     CONSUMER
PRO FORMA                                               FINANCIAL
REVENUE                                                 SERVICES
BREAKDOWN                 PAYMENT                          38%
                          SYSTEMS
                             14%


                                        CORPORATE
                                        FINANCIAL
                                        SERVICES
                                           29%

(1) Includes Trust, Investment Services and Investment Banking.

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------
CONSUMER FINANCIAL SERVICES POWERHOUSE WITH COST EFFECTIVE DISTRIBUTION

     Top Regional Broker                  Top Consumer                 Over 2,200
    (11th nationally/100+            Lender ($41BN/Top 10)               Branches
    Offices in 18 states)                                                (Top 5)

       Top ATM Network                                                   Top Home
        (7.700/Top 5)                      CONSUMER                   Equity Lender
                                          FINANCIAL                   ($13BN/Top 5)
       High Performance                    SERVICES
          Community                                                  On-Line Banking
        Banking Model                                              (420,000 Customers)
                                          Mutual Funds
                                         ($50BN Mutual
                                          Fund Assets)

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

FIRSTAR'S CONSUMER FINANCIAL SERVICES GROWTH SUCCESS HAS BEEN ACCOMPLISHED IN LOWER GROWTH MIDWEST ECONOMIES:

-    U.S. Bancorp's franchise provides high growth demographics


PROJECTED FIVE YEAR HOUSEHOLD GROWTH RATE
(1999-2004)

AVERAGE = 5.2%
Firstar Markets                    3.4%
U.S. Bancorp Markets               6.2%


% OF DEPOSITS IN LARGE, HIGH GROWTH MARKETS(1)

SUPERREGIONAL PEER GROUP AVERAGE (2) = 40.0%
Firstar                            12.0%
U.S. Bancorp                       52.0%



  (1) Large Markets defined as MSAs with over 100,000 households. High growth market defined as large MSAs with projected 1999-2004 household growth rates higher than the U.S. average (5.2%).

  (2)   Consists of BAC, FBF, FTU, KEY, NCC, PNC, ONE, STI, WB and WFC.

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

COMPLEMENTARY CORPORATE FINANCIAL SERVICES CAPABILITIES

                CORE
                ----
-     Large Corporate

      -  Extensive Fortune 2000 Relationships

      -  Opportunity to Leverage Payment Systems

-     Middle Market

      -  Similar Relationship Manager Focused Models

      -  Opportunity to Leverage Piper Jaffray

-  Treasury Management

      -  Leading Share of Paper Electronic Corporate Payments

      -  Browser-Based Information and Transactions

      -  B2B Opportunities

                SPECIALTY
                ---------
-     Corporate Trust

      - Top 3 Overall

      - Top 2 in Municipal Issues

-     Leasing

      - #7 Bank-Owned Leasing Company

-     Small Business Lending

      - Top 3 Overall

-     Correspondent Banking

      - #1 in Midwest

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

A LEADER IN WEALTH MANAGEMENT AND CAPITAL MARKETS


[US BANCORP LOGO]                                               - $145BN in AUM
 Piper Jaffray(R)
                                                                - $400BN in Total Assets under Administration
[US BANCORP LOGO]
  Investments                                                   - $50BN in Mutual Fund Assets
                                                 >
[FIRST AMERICAN FUNDS(R)LOGO]                                   - #7 Mutual Fund Processor
  The power of disciplined investing(R)
                                                                - 45 Mutual Funds with Morningstar 4 and 5 Star Ratings
[FIRSTAR FAMILY OF FUNDS LOGO]
[FIRSTAR STELLAR FUNDS LOGO]                                    - #9 in IPO underwriting and #7 in Technology IPOs
[FIRSTAR LOGO]
  Investments Services, Inc.



THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

A LEADER IN PAYMENT SYSTEMS


-  CORPORATE PAYMENT SYSTEMS
    -  Corporate Card
    -  Business Card
    -  Purchasing Card
    -  Fleet Card
- RETAIL PAYMENT SYSTEMS
    -  Consumer Card
    -  Consumer Lines of Credit
-  MERCHANT PROCESSING
-  ATM PROCESSING
-  E-COMMERCE INITIATIVES / B2B JOINT VENTURES
-  #5 IN CREDIT CARD CHARGE VOLUME
-  #1 IN COMMERCIAL CARDS
-  A LEADER IN STATE AND FEDERAL GOVERNMENT PAYMENT PROCESSING
-  #6 DEBIT CARD ISSUER
-  #11 IN MERCHANT PROCESSING
-  #3 ATM NETWORK/SWITCH

20+% REVENUE GROWTH

THE NEW U.S. BANCORP
--------------------------------------------------------------------------------

DIVERSIFIED FEE INCOME STREAM


                                 [PIE CHART]

PRO FORMA FEE INCOME BREAKDOWN
Mutual Fund Processing and Custody              2.1%
Mortgage Banking                                3.6%
Cash Managment Income                           5.8%
Deposit Fees                                   12.0%
Investment Banking and Brokerage               13.5%
Payment Systems Income                         21.0%
Trust Income                                   23.6%
Other Fees                                     18.4%

---------------------------------------
42.% in High Growth Businesses
---------------------------------------

FEE INCOME / TOTAL NET REVENUES 43.2%

THE NEW U.S. BANCORP

A COMBINATION OF TWO HIGH PERFORMING COMPANIES

  - Both companies embrace strategy of being low cost provider of financial services

FOR THE QUARTER ENDED JUNE 30, 2000
------------------------------------------------------------------------------------------------------------------------------
                                                                                                         TOP 25 BANK
                                             FIRSTAR         U.S. BANCORP           COMBINED(1)           RANK (2)
------------------------------------------------------------------------------------------------------------------------------
  ROA                                         1.91%              1.86%                   1.98%                 3
  ROE                                         23.4               20.2                    22.7                  4
  Net Interest Margin                         4.06               4.72                    4.41                  4
  Efficiency Ratio(3)                         39.9               49.3                    43.2                  2
  Banking Efficiency Ratio(4)                 39.9               41.2                    37.8                  -
  Fee Income Ratio                            35.4               48.0                    43.2                 10
------------------------------------------------------------------------------------------------------------------------------


Note: Financial data for Firstar and U.S. Bancorp is pro forma for pending acquisitions and excludes merger related charges.

 (1) Includes fully phased-in transaction synergies and impact of anticipated deposit divestiture.
 (2)  Based on data for the quarter ended June 30, 2000.
 (3)  Excludes amortization of intangible assets.
 (4) Excludes investment banking and brokerage activity as well as amortization of intangibles.

           ---------------------------------------------------------

                             EMPHASIS ON EXECUTION

           ---------------------------------------------------------

EMPHASIS ON EXECUTION
--------------------------------------------------------------------------------

LOW EXECUTION RISK

 - Combined management team has extensive proven experience with large transactions

 -    Thoughtful, deliberate approach to merger integration

 -    All transactions completed ahead of schedule

 -    Mercantile integration successfully completed in September 2000

 - Complementary business lines and minimal geographic overlap diminish run-off concerns

 -    Single operating/systems platform strategy utilized by both companies

 - Firstar has consistently delivered stated financial results on acquisitions

===========================================================================================================================
                          EPS ESTIMATE        PROJECTION PRE-         PROJECTION PRO FORMA        ACTUAL RESULT /
                              YEAR              TRANSACTION             FOR TRANSACTION          CURRENT PROJECTION
---------------------------------------------------------------------------------------------------------------------------
Star / Firstar                1999                 $1.07                     $1.13                       $1.25
Firstar / Mercantile          2000                  1.38                      1.52                        1.52
---------------------------------------------------------------------------------------------------------------------------

EMPHASIS ON EXECUTION
--------------------------------------------------------------------------------

FIRSTAR'S HIGHLY SUCCESSFUL APPROACH TO MERGER INTEGRATION

        KEY INTEGRATION ELEMENT                                TARGETED RESULTS
       IMMEDIATE, HANDS ON              >     -     Aligns employees with combined "best practices"
        SENIOR MANAGEMENT                           business paradigm
           INVOLVEMENT                        -     Maintenance of competencies and strengths of
                                                    acquired company
      CUSTOMER AND EMPLOYEE             >     -     Thoughtful integration process aids employee
            RETENTION                               retention
                                              -     Limit impact on acquired customer base wherever
                                                    possible
                                              -     Continuously monitor customer satisfaction
                                              -     Quick remediation if issues arise
      CONSTANT TRACKING AND             >     -     Weekly tracking to monitor progress and measure integration
          MEASUREMENT OF                            results
           PERFORMANCE                        -     Sales of all products in all markets monitored
                                                    constantly
                                              -     Employee performance reinforced by financial
                                                    incentives
    STAYING COMPETITIVE DURING          >     -     Maintenance/improvement of competitive position
       INTEGRATION PROCESS                          relative to peers

EMPHASIS ON EXECUTION
--------------------------------------------------------------------------------

FIRSTAR INVESTMENTS IN SERVICE

[FIRSTAR LOGO]                               -     Customer service is an integral element of
                                                   Firstar's operating strategy and results supported
                                                   at the highest level
                                             -     Firstar guarantees delivery on key customer
                                                   service standards for each line of business
[CIRCLE OF SERVICE EXCELLENCE LOGO]          -     Exporting service strategy to new markets
                                                   -  Circle of Service Program
                                                   -  Customer Satisfaction Surveys
                                                   -  Meet the CEO employee meetings
                                                   -  Buddy Branches/Ambassador Programs
[THE FIVE STAR SERVICE GUARANTEE LOGO]       -     Employee recognition and incentive programs tied
                                                   to sales and service and aligned between line and
                                                   support functions

EMPHASIS ON EXECUTION
--------------------------------------------------------------------------------
FIRSTAR INVESTMENTS IN TECHNOLOGY


                        -     Firstar has invested approximately $800 million
                              from 1997-2000 in technology, product development,
                              product distribution, and infrastructure
 INVESTMENTS            -     Primary investments
      IN                      -     Internet
  TECHNOLOGY                  -     Telecommunications
                              -     Mainframe/Hardware
                              -     Software Development
                              -     Data Warehouse
                              -     New Full Service Branches
                              -     In-Store Branches
                              -     Branch Platform Technology

                   ------------------------------------------

                             TRANSACTION ECONOMICS

                   ------------------------------------------

TRANSACTION SUMMARY
--------------------------------------------------------------------------------

FIXED EXCHANGE RATIO:             1.265 Firstar shares per U.S. Bancorp share

PRICE PER U.S. BANCORP SHARE:(1)  $28.30

STRUCTURE:                        Pooling of interests / Tax-free exchange
                                  Cross option agreements in place

TRANSACTION VALUE:                $21.2 billion

EXPECTED CLOSING:                 1st Quarter 2001

INTEGRATION COMPLETION:           4th Quarter 2002

COST SAVINGS:                     8% of U.S. Bancorp's expense base (5% of
                                  combined) phased in 25% in 2001, 80% in
                                  2002, 100% in 2003

(1) Based on Firstar's price of $22.38 as of September 29, 2000.

TRANSACTION SUMMARY
--------------------------------------------------------------------------------

DIVIDEND:(1)                      Firstar intends to increase dividend post-
                                  closing to $0.75, providing U.S. Bancorp shareholders with an 11% increase over U.S.
                                  Bancorp's current dividend - a 15.4% increase to current Firstar dividend

OWNERSHIP SPLIT:                  Firstar 50.5% / U.S. Bancorp 49.5%

MANAGEMENT:                       John F. Grundhofer - Chairman until 12/31/02

                                  Jerry A. Grundhofer - President and CEO

BOARD:                            25 member Board:
                                  Firstar - 14
                                  U.S. Bancorp - 11

NAME:                             U.S. Bancorp

HEADQUARTERS:                     Minneapolis

(1) All dividends on common stock subject to determination by Firstar Board of Directors in its discretion.

TRANSACTION SUMMARY
--------------------------------------------------------------------------------
BANKING HEADQUARTERS

                                     [MAP]



[STAR] Banking Headquarters

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
DISCIPLINED USE OF A PREMIUM MULTIPLE

----------------------------------------------------------------------------------------------------------
                                                                                      TRANSACTION
                                            TRANSACTION            FIRSTAR          MULTIPLE AS A % OF
PRICE = $28.30(1)                           MULTIPLES(1)          MULTIPLES         FIRSTAR MULTIPLE
----------------------------------------------------------------------------------------------------------
Price as a Multiple to:

   2000E EPS                                      13.0x             14.7x                  88%

   2001E EPS                                      12.0              12.8                   94

   Book Value                                     2.63              3.49                   75

   Tangible Book Value                            4.55              4.92                   93


--------------------------------------------------------------------------------
(1) Based on Firstar's price of $22.38 as of September 29, 2000, and the 1.265 exchange ratio.

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------

- Immediate EPS accretion based on conservative assumptions

  - EPS accretion does not include any potential revenue enhancements

  - Accretion does not rely on reinvestment of excess capital

- Utilizes Street estimates for Firstar and Firstar Management estimates for U.S. Bancorp based on transaction analysis

- Conservative 8% expense savings assumptions (5% of combined)

  - Optimizes two highly efficient franchises

  - Conservative relative to other market extension transactions

  - Realistically phased in at 25% in 2001, 80% in 2002, and 100% in 2003

- Restructuring charge estimated to be $800 million pre-tax

- IRR in excess of 15%

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
ACCRETION SUMMARY - 1.265 EXCHANGE RATIO
(DOLLARS IN MILLIONS; EXCEPT PER SHARE AMOUNTS)

-----------------------------------------------------------------------------------------------------------------------
                                                                                 2001           2002          2003
-----------------------------------------------------------------------------------------------------------------------
 Projected Firstar Net Income - First Call                                       $1,698         $1,953       $2,245
 Projected U.S. Bancorp Net Income - Management (1)                               1,766          1,951        2,156

 Cost Savings(2)                                                                     27            118          148
                                                                                -------        -------      -------

 Projected Net Income                                                            $3,490         $4,021       $4,549
-----------------------------------------------------------------------------------------------------------------------

 ORIGINAL FIRSTAR FULLY DILUTED EPS                                               $1.75          $2.02        $2.32
 PRO FORMA FULLY DILUTED EPS                                                       1.82           2.10         2.37
 ACCRETION                                                                          3.7%           3.9%         2.2%
 YEAR OVER YEAR EPS GROWTH                                                         19.9           15.2         13.1
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
(1) Firstar Management EPS estimates equal to $2.35 in 2001 (First Call 2001 EPS = $2.42) grown at 10.5% thereafter.
(2) Cost savings equal to 8% of U.S. Bancorp's expense base and are phased in 25% in 2001, 60% in 2002 and 100% in 2003. Cost savings are also net of cost of financing restructuring charge and impact of estimated divestitures.

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
THE NEW U.S. BANCORP HAS SEVERAL WAYS TO MAINTAIN INDUSTRY LEADING LONG TERM EPS GROWTH RATE:

EACH 1% INCREASE IN PRO FORMA COMPANY EPS GROWTH RATE IS EQUAL TO:

                                    [CHART]

Pre-Tax Income                         $ 63 million

ADDITIONAL COST SAVINGS
U.S. Bancorp Expense Base                 1.9%
Combined Expense Base                     1.3%

REVENUE ENHANCEMENTS
U.S. Bancorp Net Revenue Base             0.9%
Combined Net Revenue Base                 0.6%

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
THE NEW U.S. BANCORP WILL ALSO GENERATE OVER $5 BILLION IN EXCESS EQUITY OVER NEXT 3 YEARS:

- Current EPS projections do not rely on reinvestment of excess equity
- Tangible common equity ratio assumed to be 6.24% on 3/31/01


EXCESS EQUITY GENERATED BY NEW U.S. BANCORP (2001-2003)
($ IN MILLIONS)

[GRAPH]

            2001            $917           $917
            2002          $2,069         $2,986
            2003          $2,343         $5,329


YEAR-END               2001   2002    2003
TANGIBLE COMMON
EQUITY RATIO           7.04%  8.16%   9.31%

Note: Excess equity is based on a 6.5% target tangible common ratio and 5% asset growth.

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------

EXPECTED COST SAVINGS

--------------------------------------------------------------------------------
                                                       COST
                                                      SAVINGS
--------------------------------------------------------------------------------
Major Business Lines                                    $101
Systems & Operations                                      85
G&A/Other                                                 80
                                                     -------------
      Total                                             $266(1)

--------------------------------------------------------------------------------
(1) Equates to $168MM after tax cost savings.

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
CONSERVATIVE COST SAVINGS

RECENT MERGER TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------
                                                                                     COST SAVINGS AS % OF
                                                        COST SAVINGS           -------------------------------
 ANNOUNCE DATE    BUYER / SELLER                             ($MM)             TARGET EXP.        COMBINED EXP.
---------------------------------------------------------------------------------------------------------------------
     10/00        FIRSTAR / U.S. BANCORP                       $266                     8%                5%

      4/99        Firstar / Mercantile                          169                    19                 8
      3/99        Fleet Financial / BankBoston                  600                    21                 9
      7/98        Star Banc / Firstar                           174                    23                16
      6/98        Norwest / Wells Fargo                         650                    14                 7
      4/98        NationsBank / BankAmerica                   2,203                    26                13
      4/98        Bank One / First Chicago NBD                  930                    28                10
                                                                                ----------        ----------
                       Transaction Average                                             22%               11%
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Note:   Cost savings are pre-tax and are based on information disclosed in investor presentations.

TRANSACTION ECONOMICS
--------------------------------------------------------------------------------
ESTIMATED MERGER RELATED CHARGES
(DOLLARS IN MILLIONS)

---------------------------------------------------------------------------------------------
                                                                                 TOTAL
---------------------------------------------------------------------------------------------
Conversion Costs                                                                 $226
Employee Related                                                                  208
Systems / Operations                                                              118
Occupancy / Equipment Writedowns                                                   48
Other                                                                             200
                                                                                 -----
Total Pre-Tax Merger Related Charges                                             $800
Total After-Tax Related Charges                                                  $578(1)
---------------------------------------------------------------------------------------------

(1) Assumes an effective tax rate of 37% and 75% of restructuring charge is tax deductible.

SUMMARY
--------------------------------------------------------------------------------
STRATEGICALLY COMPELLING
-     Enhanced scale and scope of core businesses
-     Proven high growth specialty businesses
-     Higher growth demographics
-     Leveraging complementary core compentencies

FINANCIALLY ATTRACTIVE
-     Immediately accretive
-     Industry leading growth rate maintained
-     Superior financial performance

LOW EXECUTION RISK
-     Conservative assumptions
-     Proven integration track record
-     Strong management team in place

--------------------------------------------------------------------------------


APPENDIX


--------------------------------------------------------------------------------

FOOTPRINT
--------------------------------------------------------------------------------
CONTIGUOUS FRANCHISE WITH CRITICAL MASS SERVING OVER 10 MILLION CUSTOMERS IN HIGH GROWTH MARKETS

- Operations in 9 of the top 15 highest growth states in the U.S.(1)

                                      [MAP]

(1) Based on household growth

Note: Circled numbers represent new U.S. Bancorp market share ranks based on deposits.

MARKET SHARE
--------------------------------------------------------------------------------
LEADING MARKET SHARE IN MAJOR MSA'S, MANY WITH HIGHER GROWTH CHARACTERISTICS THAN U.S. AVERAGE (5.2%)


TOP 15 MSAS
(DOLLARS IN MILLIONS)

---------------------------------------------------------------------------------------------------
                                             % MARKET             MARKET       PROJECTED HOUSEHOLD
        MSA              $ DEPOSITS            SHARE               RANK            GROWTH RATE
---------------------------------------------------------------------------------------------------
Minneapolis(1)             $15,317               35.8%               1                   4.2%
St. Louis                    9,228               25.6                1                   3.5
Portland                     5,489               34.9                1                   7.7
Milwaukee                    5,084               19.1                2                   2.0
Seattle-Tacoma               4,879               13.4                3                   7.2
Cincinnati                   4,221               16.3                3                   3.2
Denver                       3,922               15.7                2                   5.2
Kansas City                  2,786               11.3                3                   5.2
Chicago                      2,712                1.7               11                   1.6
Cleveland                    1,892                4.1                7                   1.8
Omaha                        1,485               15.2                2                   4.8
San Diego                    1,445                5.5                6                   6.7
Los Angeles                  1,356                1.0               17                   4.3
Boise                        1,105               31.6                2                  10.9
Nashville                    1,096                6.8                4                   7.1
---------------------------------------------------------------------------------------------------

(1)  Before assumed divestitures of deposits.

LOAN COMPOSITION
--------------------------------------------------------------------------------

AS OF JUNE 30, 2000
(DOLLARS IN MILLIONS)

----------------------------------------------------------------------------------------------------------------------
                                        FIRSTAR (1)              U.S. BANCORP (1)                COMBINED (2)
                                     -------------------       ----------------------        -------------------------
                                      AMOUNT          %          AMOUNT           %           AMOUNT          %
----------------------------------------------------------------------------------------------------------------------
 Commercial                            $19,040       35%           $34,038        50%         $53,077         43%
 Commercial RE                          11,578       22             14,563        21           26,141         21
 Consumer                               15,426       28             17,242        25           32,668         27
 Residential Mortgage                    8,092       15              2,752         4           10,844          9
                                    -----------                ------------                  ---------
   Total                               $54,135                     $68,595                   $122,730
 Loan Portfolio Yield                     8.54%                       9.30%                      8.96%
----------------------------------------------------------------------------------------------------------------------

(1)  Pro forma for pending acquisitions.
(2)  Excludes impact of divestitures.

DEPOSIT COMPOSITION
--------------------------------------------------------------------------------
AS OF JUNE 30, 2000
(DOLLARS IN MILLIONS)

-------------------------------------------------------------------------------------------------------------------------
                                         FIRSTAR (1)              U.S. BANCORP (1)                COMBINED (2)
                                     ------------------------  --------------------------    ----------------------------
                                      BALANCE     % OF TOTAL      BALANCE     % OF TOTAL       BALANCE        % OF TOTAL
-------------------------------------------------------------------------------------------------------------------------
 Non-Interest Bearing                   $10,088       19%          $16,424        31%            $26,513         25%
 Interest Bearing:
   Savings & NOW                         $9,912       18%           $8,412        16%            $18,323         17%
   Money Market                           9,962       18            12,539        23              22,501         21
   Time                                  24,428       45            15,791        30              40,220         37
                                        -------                    -------                     ---------
   Total Interest Bearing               $44,302       81%          $36,742        69%            $81,044         75%
                                        -------                    -------                     ---------
 Total Deposits                         $54,390                    $53,167                      $107,557
                                        -------                    -------                     ---------
 MEMO:

 Cost of Deposits                          3.62%                      3.19%                       3.41%
-------------------------------------------------------------------------------------------------------------------------

(1)   Pro forma for pending acquisitions.
(2)   Excludes impact of divestitures.

CREDIT QUALITY
--------------------------------------------------------------------------------
AT OR FOR THE QUARTER ENDED JUNE 30, 2000
(DOLLARS IN MILLIONS)

-------------------------------------------------------------------------------------------------------------------
                                             FIRSTAR                U.S. BANCORP               COMBINED(1)
-------------------------------------------------------------------------------------------------------------------
 Total Loans, Net                             $53,417                   $67,556                   $120,974

 Nonperforming Loans                              210                       369                        579

 Nonperforming Assets                             229                       409                        638

 Loan Loss Reserve                                718                     1,039                      1,757

 NPLs/Loans                                      0.39%                     0.54%                      0.48%

 NPAs/Assets                                     0.30                      0.46                       0.39

 NCOs/Average Loans                              0.38                      0.99                       0.72

 Reserves/Loans                                  1.33                      1.51                       1.43

 Reserves/NPLs                                    342                       281                        303

 Reserves/NPAs                                    313                       254                        276

-------------------------------------------------------------------------------------------------------------------

(1)  Excludes impact of any divestitures.